UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2024

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On November 30, 2023, Whirlpool Corporation (the “Company”) announced its intention to enter into one or more transactions to sell up to 24% of the outstanding shares of its publicly listed Whirlpool of India Limited subsidiary (“Whirlpool India”) in 2024, and to retain a majority interest in Whirlpool India following completion of such transaction or transactions.

On February 20, 2024, the Company’s wholly-owned subsidiary, Whirlpool Mauritius Limited (“Seller”), executed the sale of 30.4 million equity shares of Whirlpool India via an on-market trade. The transaction reduces Seller’s ownership in Whirlpool India from 75% to 51%, and will generate gross sales proceeds of approximately $468 million on settlement. The Company expects settlement of the share sale to occur on February 21, 2024.

The Company expects to use transaction proceeds to reduce debt.

The Company continues to see India as a significant marketplace for growth and an integral part of the Company’s growth strategy. The Company remains committed to expand the business with new product launches and the recently acquired Elica India business.

Cautionary Statements Regarding Forward-looking Statements

Certain statements in this Current Report on Form 8-K relating to trade settlement, ownership reduction, retention of majority interest, sales proceeds and use of proceeds and growth strategy constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. There can be no guarantee that the transaction will settle or that proceeds will be used in line with expectations, or that the Company’s expectations for the India business will be realized. Forward-looking statements involve significant risks and uncertainties, and should not be read as guarantees that the transaction will be consummated during the referenced time period or at all. Important factors that could cause actual results to differ materially from these expectations include, among other things, delays in share settlement, alternative uses for proceeds received, and strategic, economic or industry expectations for India not being realized. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure

We routinely post important information for investors on our website, whirlpoolcorp.com, in the “Investors” section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

By:	/s/ Bridget K. Quinn
Name:	Bridget K. Quinn
Title:	Deputy General Counsel and Corporate Secretary
Date:	February 20, 2024